Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

OCTOBER 28, 2014

Equity Residential Reports 12% Increase in Normalized FFO per Share
For Third Quarter 2014
Increases 2014 Same Store NOI and Normalized FFO Guidance
Sees Continued Strong Operating Environment for 2015

Chicago, IL - October 28, 2014 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2014. All per share results are reported as available to common shares on a diluted basis.

“Our primary leasing season clearly demonstrated that strong fundamentals continue across our markets and we are pleased to expect to produce same store revenue growth of 4.1% for 2014, at the high end of our most recent expectations,” said David J. Neithercut, Equity Residential’s President and CEO. “Favorable demographics and changing lifestyles will continue to produce strong demand for rental housing in our high density, urban markets which should deliver same store revenue growth of 3.5% to 4.5% in 2015.”

Third Quarter 2014
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the third quarter of 2014 was $0.81 per share compared to $0.71 per share in the third quarter of 2013. The difference is due primarily to the items discussed below.

For the third quarter of 2014, the company reported Normalized FFO of $0.82 per share compared to $0.73 per share in the same period of 2013. The following items impacted Normalized FFO per share in the quarter:

•	the positive impact of approximately $0.06 per share from higher same store net operating income (NOI) and approximately $0.02 per share from NOI from non-same store properties currently in lease up;

•	the negative impact of approximately $0.01 per share of lower NOI from 2013 and 2014 transaction activity;

•	the positive impact of approximately $0.01 per share from lower total interest expense; and

•	the positive impact of approximately $0.01 per share from other items, including lower general and administrative expenses.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Reconciliations and definitions of FFO and Normalized FFO are provided on pages 6 and 28 of this release and the company has included guidance for Normalized FFO on page 26 and FFO on page 28 of this release.

For the third quarter of 2014, the company reported earnings of $0.61 per share compared to $1.05 per share in the third quarter of 2013. The difference is due primarily to higher gains on property sales in the third quarter of 2013 partially offset by higher depreciation expense in the third quarter of 2013.

Nine Months Ended September 30, 2014
FFO for the nine months ended September 30, 2014 was $2.29 per share compared to $1.68 per share in the same period of 2013. The difference is due primarily to the acquisition expenses and prepayment penalties the company incurred in the first nine months of 2013, along with the items described above.

For the nine months ended September 30, 2014, the company reported Normalized FFO of $2.31 per share compared to $2.08 per share for the same period of 2013.

For the nine months ended September 30, 2014, the company reported earnings of $1.13 per share compared to $4.87 per share for the same period of 2013. The difference is due primarily to higher gains on property sales in the first nine months of 2013 partially offset by higher depreciation expense, acquisition expenses and prepayment penalties incurred in the first nine months of 2013.

Same Store Results
The company’s same store results for all periods include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the company.

On a same store third quarter to third quarter comparison, which includes 100,196 apartment units, revenues increased 4.1%, expenses increased 0.6% and NOI increased 6.0%.

On a same store nine-month to nine-month comparison, which includes 99,686 apartment units, revenues increased 4.1%, expenses increased 1.7% and NOI increased 5.3%.

Investment Activity
During the third quarter of 2014, the company acquired a 308-unit apartment property in Los Angeles for a purchase price of approximately $126.0 million and a capitalization (cap) rate of 4.7%. During the quarter, the company also acquired a land parcel in Los Angeles for future development for approximately $13.0 million.

During the third quarter, the company sold three properties, consisting of 981 apartment units, for an aggregate sale price of approximately $156.3 million at a weighted average cap rate of 6.4%. These sales generated an unlevered internal rate of return (IRR), inclusive of management costs, of 11.8%. The company also sold a land parcel in South Florida for approximately $22.3 million during the quarter.

For the nine months ended September 30, 2014, the company acquired four properties with a total of 1,080 apartment units for an aggregate purchase price of approximately $375.6 million at a weighted average cap rate of 5.0%.

During the first nine months of 2014, the company sold four properties consisting of 1,317 apartment units for an aggregate sales price of approximately $197.1 million and a weighted average cap rate 6.4%. These sales generated an unlevered IRR, inclusive of management costs, of 11.3%. During the first nine months of 2014, the company also sold two land parcels for an aggregate sale price of approximately $30.5 million.

Fourth Quarter 2014 Guidance
The company has established a Normalized FFO guidance range of $0.81 to $0.83 per share for the fourth quarter of 2014. The company expects NOI in the fourth quarter to be similar to the third quarter, total interest expense to be moderately lower and transaction dilution to be slightly higher as we complete our 2014 disposition activity. The net impact of this activity will produce Normalized FFO per share for the fourth quarter similar to that of the third quarter.

Full Year 2014 Guidance
The company has revised its guidance for its full year 2014 same store operating performance and Normalized FFO results as well as other items listed on page 26 of this release. The changes to the full year same store and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.5%	95.6%
Revenue change	3.9% to 4.1%	4.1%
Expense change	2.25% to 2.75%	2.2%
NOI Change	4.5% to 5.0%	5.1%

Normalized FFO per share:	$3.08 to $3.12	$3.12 to $3.14

The company’s guidance for investment activity remains unchanged at $500 million of acquisitions and $500 million of dispositions with a cap rate spread of 100 basis points.

The difference between the midpoint of the previous Normalized FFO guidance range of $3.10 per share and the midpoint of the revised guidance range of $3.13 per share is due primarily to:

•	a positive impact of approximately $0.01 per share from better than expected growth in same store NOI;

•	a positive impact of approximately $0.01 per share from the timing of transaction activity; and

•	a positive impact of approximately $0.01 per share from lower interest expense and other items.

Fourth Quarter 2014 Earnings and Conference Call
Equity Residential expects to announce fourth quarter 2014 results on Tuesday, February 3, 2015 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, February 4, 2015.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 396 properties consisting of 111,087 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Wednesday, October 29, at 10:00 a.m. Central. Please visit the company’s web site at www.equityapartments.com/corporate for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2014	2013	2014	2013
REVENUES
Rental income	$1,942,492	$1,741,169	$662,001	$624,063
Fee and asset management	7,596	7,399	2,077	2,566
Total revenues	1,950,088	1,748,568	664,078	626,629

EXPENSES
Property and maintenance	361,105	330,812	120,144	118,782
Real estate taxes and insurance	245,717	217,753	80,568	75,916
Property management	61,080	63,395	18,407	18,875
Fee and asset management	4,293	4,739	1,253	1,516
Depreciation	565,772	796,233	190,469	276,707
General and administrative	41,296	47,017	9,968	14,437
Total expenses	1,279,263	1,459,949	420,809	506,233

Operating income	670,825	288,619	243,269	120,396

Interest and other income	3,213	1,767	576	1,015
Other expenses	(7,161)	(27,718)	(4,971)	(4,368)
Interest:
Expense incurred, net	(347,224)	(437,452)	(118,251)	(120,035)
Amortization of deferred financing costs	(8,554)	(15,636)	(2,628)	(4,335)
Income (loss) before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of land parcels, discontinued operations and net gain on sales of real estate properties	311,099	(190,420)	117,995	(7,327)
Income and other tax (expense) benefit	(1,146)	(1,325)	(260)	(492)
(Loss) from investments in unconsolidated entities	(10,201)	(57,749)	(1,176)	(3,209)
Net gain (loss) on sales of land parcels	1,846	12,179	1,052	(2,437)
Income (loss) from continuing operations	301,598	(237,315)	117,611	(13,465)
Discontinued operations, net	1,500	2,026,798	(62)	405,182
Income before net gain on sales of real estate properties	303,098	1,789,483	117,549	391,717
Net gain on sales of real estate properties	128,544	—	113,641	—
Net income	431,642	1,789,483	231,190	391,717
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(16,273)	(70,947)	(8,738)	(14,836)
Partially Owned Properties	(1,800)	1,101	(708)	311
Net income attributable to controlling interests	413,569	1,719,637	221,744	377,192
Preferred distributions	(3,109)	(3,109)	(1,037)	(1,037)
Net income available to Common Shares	$410,460	$1,716,528	$220,707	$376,155

Earnings per share – basic:
Income (loss) from continuing operations available to Common Shares	$1.13	$(0.65)	$0.61	$(0.04)
Net income available to Common Shares	$1.14	$4.87	$0.61	$1.05
Weighted average Common Shares outstanding	360,900	352,414	361,409	359,811

Earnings per share – diluted:
Income (loss) from continuing operations available to Common Shares	$1.13	$(0.65)	$0.61	$(0.04)
Net income available to Common Shares	$1.13	$4.87	$0.61	$1.05
Weighted average Common Shares outstanding	377,228	352,414	377,954	359,811

Distributions declared per Common Share outstanding	$1.50	$1.20	$0.50	$0.40

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2014	2013	2014	2013
Net income	$431,642	$1,789,483	$231,190	$391,717
Net (income) loss attributable to Noncontrolling Interests –
Partially Owned Properties	(1,800)	1,101	(708)	311
Preferred distributions	(3,109)	(3,109)	(1,037)	(1,037)
Net income available to Common Shares and Units	426,733	1,787,475	229,445	390,991

Adjustments:
Depreciation	565,772	796,233	190,469	276,707
Depreciation – Non-real estate additions	(3,485)	(3,626)	(1,137)	(1,153)
Depreciation – Partially Owned Properties	(3,211)	(5,405)	(1,071)	(1,855)
Depreciation – Unconsolidated Properties	5,182	2,331	1,746	1,289
Net (gain) on sales of unconsolidated entities	—	(16)	—	(16)
Net (gain) on sales of real estate properties	(128,544)	—	(113,641)	—
Discontinued operations:
Depreciation	—	33,864	—	2,902
Net (gain) loss on sales of discontinued operations	(223)	(1,990,577)	1	(401,703)
Net incremental gain on sales of condominium units	—	7	—	—
Gain on sale of Equity Corporate Housing (ECH)	—	709	—	108
FFO available to Common Shares and Units (1) (3) (4)	862,224	620,995	305,812	267,270

Adjustments (see page 25 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	8,714	78,694	837	2,578
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	513	78,820	22	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(1,903)	(13,725)	(1,052)	1,499
Other miscellaneous non-comparable items	1,191	3,361	3,581	3,361
Normalized FFO available to Common Shares and Units (2) (3) (4)	$870,739	$768,145	$309,200	$274,708

FFO (1) (3)	$865,333	$624,104	$306,849	$268,307
Preferred distributions	(3,109)	(3,109)	(1,037)	(1,037)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$862,224	$620,995	$305,812	$267,270
FFO per share and Unit - basic	$2.30	$1.70	$0.82	$0.72
FFO per share and Unit - diluted	$2.29	$1.68	$0.81	$0.71

Normalized FFO (2) (3)	$873,848	$771,254	$310,237	$275,745
Preferred distributions	(3,109)	(3,109)	(1,037)	(1,037)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$870,739	$768,145	$309,200	$274,708
Normalized FFO per share and Unit - basic	$2.32	$2.10	$0.82	$0.74
Normalized FFO per share and Unit - diluted	$2.31	$2.08	$0.82	$0.73

Weighted average Common Shares and Units outstanding - basic	374,626	366,150	375,116	373,547
Weighted average Common Shares and Units outstanding - diluted	377,228	368,611	377,954	375,883

Note:
See page 25 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30, 2014	December 31, 2013
ASSETS
Investment in real estate
Land	$6,329,907	$6,192,512
Depreciable property	19,919,609	19,226,047
Projects under development	1,046,210	988,867
Land held for development	279,139	393,522
Investment in real estate	27,574,865	26,800,948
Accumulated depreciation	(5,314,260)	(4,807,709)
Investment in real estate, net	22,260,605	21,993,239
Cash and cash equivalents	31,478	53,534
Investments in unconsolidated entities	128,100	178,526
Deposits – restricted	84,945	103,567
Escrow deposits – mortgage	45,995	42,636
Deferred financing costs, net	60,530	58,486
Other assets	396,441	404,557
Total assets	$23,008,094	$22,834,545

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$5,090,960	$5,174,166
Notes, net	5,420,646	5,477,088
Lines of credit	446,000	115,000
Accounts payable and accrued expenses	203,070	118,791
Accrued interest payable	86,472	78,309
Other liabilities	349,371	347,748
Security deposits	75,738	71,592
Distributions payable	188,266	243,511
Total liabilities	11,860,523	11,626,205

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	430,149	363,144
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of September 30, 2014 and December 31, 2013	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 362,208,087 shares issued and outstanding as of September 30, 2014 and 360,479,260 shares issued and outstanding as of December 31, 2013	3,622	3,605
Paid in capital	8,574,176	8,561,500
Retained earnings	1,915,344	2,047,258
Accumulated other comprehensive (loss)	(164,806)	(155,162)
Total shareholders’ equity	10,378,336	10,507,201
Noncontrolling Interests:
Operating Partnership	213,889	211,412
Partially Owned Properties	125,197	126,583
Total Noncontrolling Interests	339,086	337,995
Total equity	10,717,422	10,845,196
Total liabilities and equity	$23,008,094	$22,834,545

Equity Residential
Portfolio Summary
As of September 30, 2014

			% of	Average
		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	57	18,652	18.6%	$2,213
New York	38	10,330	16.8%	3,856
San Francisco	51	13,208	13.0%	2,387
Los Angeles	62	13,438	12.6%	2,196
Boston	34	7,816	10.1%	2,839
South Florida	35	11,434	7.2%	1,600
Seattle	41	8,269	6.8%	1,902
Denver	19	6,935	4.4%	1,422
San Diego	13	3,505	3.1%	1,982
Orange County, CA	11	3,490	2.9%	1,787
Subtotal – Core	361	97,077	95.5%	2,283

Non-Core:
Inland Empire, CA	10	3,081	2.1%	1,573
Orlando	8	2,567	1.3%	1,166
All Other Markets	15	3,357	1.1%	1,142
Subtotal – Non-Core	33	9,005	4.5%	1,296
Total	394	106,082	100.0%	2,198

Military Housing	2	5,005	—	—

Grand Total	396	111,087	100.0%	$2,198

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2014 NOI for stabilized properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

3rd Quarter 2014 Earnings Release	8

Equity Residential

Portfolio as of September 30, 2014

		Properties	Apartment Units
Wholly Owned Properties		368	99,789
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,771
Partially Owned Properties - Unconsolidated		4	1,669
Military Housing		2	5,005

		396	111,087

Portfolio Rollforward Q3 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

6/30/2014	397	111,491
Acquisitions:
Consolidated:
Rental Properties - Stabilized	1	308	$126,000	4.7%
Land Parcel (one)	—	—	$13,000
Dispositions:
Consolidated:
Rental Properties	(3)	(981)	$(156,250)	6.4%
Land Parcel (one)	—	—	$(22,302)
Completed Developments - Consolidated	1	252
Configuration Changes	—	17

9/30/2014	396	111,087

Portfolio Rollforward 2014
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate
12/31/2013	390	109,855
Acquisitions:
Consolidated:
Rental Properties - Stabilized	2	738	$269,000	4.8%
Rental Properties - Not Stabilized (1)	2	342	$106,610	5.4%
Land Parcels (two)	—	—	$28,790
Dispositions:
Consolidated:
Rental Properties	(4)	(1,317)	$(197,100)	6.4%
Land Parcels (two)	—	—	$(30,502)
Completed Developments - Consolidated	6	1,542
Configuration Changes	—	(73)

9/30/2014	396	111,087

(1)
The Company acquired two properties in the second quarter of 2014, one that had just completed lease up and the other which was still in lease up, both of which are expected to stabilize in their second year of ownership at a 6.4% yield on cost and a 4.9% yield on cost, respectively.

3rd Quarter 2014 Earnings Release	9

	Equity Residential

	Third Quarter 2014 vs. Third Quarter 2013
	Same Store Results/Statistics for 100,196 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q3 2014	$635,853	$211,344	$424,509	$2,203	96.1%	17.3%
	Q3 2013	$610,610	$210,081	$400,529	$2,123	95.7%	17.0%

	Change	$25,243	$1,263	$23,980	$80	0.4%	0.3%

	Change	4.1%	0.6%	6.0%	3.8%

	Third Quarter 2014 vs. Second Quarter 2014
	Same Store Results/Statistics for 101,015 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	Q3 2014	$640,667	$213,062	$427,605	$2,202	96.1%	17.3%
	Q2 2014	$630,573	$209,472	$421,101	$2,173	95.8%	14.2%

	Change	$10,094	$3,590	$6,504	$29	0.3%	3.1%

	Change	1.6%	1.7%	1.5%	1.3%

	September YTD 2014 vs. September YTD 2013
	Same Store Results/Statistics for 99,686 Same Store Apartment Units
	$ in thousands (except for Average Rental Rate)

		Results			Statistics
					Average Rental Rate (2)

	Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

	YTD 2014	$1,864,729	$634,076	$1,230,653	$2,174	95.7%	42.8%
	YTD 2013	$1,792,122	$623,298	$1,168,824	$2,094	95.4%	43.5%

	Change	$72,607	$10,778	$61,829	$80	0.3%	(0.7%)

	Change	4.1%	1.7%	5.3%	3.8%

Note: Same store results/statistics include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 28 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2014 Earnings Release	10

Equity Residential
Third Quarter 2014 vs. Third Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q3 2014 % of Actual NOI	Q3 2014 Average Rental Rate (1)	Q3 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,741	18.3%	$2,244	95.9%	(0.3%)	(0.2%)	(0.3%)	(0.6%)	0.3%
New York	10,330	17.3%	3,851	96.6%	4.0%	0.6%	6.0%	3.5%	0.4%
San Francisco	12,764	14.0%	2,348	96.2%	8.6%	(1.4%)	13.8%	7.9%	0.7%
Los Angeles	11,139	10.6%	2,145	96.1%	4.3%	0.9%	6.2%	4.2%	0.1%
Boston	7,722	10.3%	2,850	96.2%	2.9%	0.3%	4.1%	2.3%	0.5%
South Florida	10,537	7.2%	1,598	95.5%	4.6%	0.7%	7.0%	4.1%	0.4%
Seattle	7,752	6.6%	1,864	95.9%	7.2%	3.4%	9.1%	7.3%	(0.2%)
Denver	6,935	4.8%	1,415	96.0%	7.5%	0.7%	10.5%	7.4%	0.0%
San Diego	3,505	3.2%	1,981	96.4%	4.4%	3.8%	4.6%	4.0%	0.3%
Orange County, CA	3,490	3.0%	1,791	96.3%	5.0%	0.7%	6.9%	4.6%	0.4%
Subtotal – Core	91,915	95.3%	2,283	96.1%	4.2%	0.5%	6.1%	3.8%	0.3%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,578	96.0%	4.4%	3.0%	5.0%	4.3%	0.1%
Orlando	2,567	1.3%	1,195	95.7%	3.0%	3.8%	2.6%	2.8%	0.2%
All Other Markets	2,633	1.2%	1,131	96.2%	3.0%	1.2%	4.4%	2.1%	0.9%
Subtotal – Non-Core	8,281	4.7%	1,317	96.0%	3.6%	2.7%	4.2%	3.2%	0.4%

Total	100,196	100.0%	$2,203	96.1%	4.1%	0.6%	6.0%	3.8%	0.4%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2014 Earnings Release	11

Equity Residential
Third Quarter 2014 vs. Second Quarter 2014
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q3 2014 % of Actual NOI	Q3 2014 Average Rental Rate (1)	Q3 2014 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	18,130	18.4%	$2,234	95.9%	1.2%	3.8%	0.0%	0.5%	0.7%
New York	10,330	17.2%	3,851	96.6%	0.7%	(1.1%)	1.6%	0.2%	0.4%
San Francisco	12,764	13.9%	2,348	96.2%	2.8%	2.4%	3.0%	2.7%	0.1%
Los Angeles	11,569	11.0%	2,149	96.2%	2.8%	2.3%	3.0%	1.9%	0.9%
Boston	7,722	10.2%	2,850	96.2%	0.6%	2.7%	(0.4%)	0.5%	0.1%
South Florida	10,537	7.1%	1,598	95.5%	0.8%	0.1%	1.2%	1.3%	(0.5%)
Seattle	7,752	6.6%	1,864	95.9%	2.4%	(1.0%)	4.1%	2.4%	0.0%
Denver	6,935	4.7%	1,415	96.0%	2.8%	6.7%	1.2%	2.9%	(0.2%)
San Diego	3,505	3.2%	1,981	96.4%	1.7%	0.9%	2.1%	1.4%	0.3%
Orange County, CA	3,490	3.0%	1,791	96.3%	1.6%	2.5%	1.2%	1.2%	0.3%
Subtotal – Core	92,734	95.3%	2,281	96.1%	1.6%	1.6%	1.6%	1.3%	0.3%

Non-Core:
Inland Empire, CA	3,081	2.2%	1,578	96.0%	2.5%	2.3%	2.7%	2.2%	0.3%
Orlando	2,567	1.3%	1,195	95.7%	1.8%	4.5%	0.3%	1.4%	0.4%
All Other Markets	2,633	1.2%	1,131	96.2%	0.6%	3.3%	(1.4%)	0.9%	(0.3%)
Subtotal – Non-Core	8,281	4.7%	1,317	96.0%	1.8%	3.2%	1.0%	1.6%	0.2%

Total	101,015	100.0%	$2,202	96.1%	1.6%	1.7%	1.5%	1.3%	0.3%

Note: Same store results/statistics include 18,854 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2014 Earnings Release	12

Equity Residential
September YTD 2014 vs. September YTD 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		Sept. YTD 14 % of Actual NOI	Sept. YTD 14 Average Rental Rate (1)	Sept. YTD 14 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,553	18.4%	$2,230	95.2%	(0.6%)	1.3%	(1.5%)	(0.5%)	(0.1%)
New York	10,330	17.1%	3,818	96.1%	3.8%	3.7%	3.9%	3.5%	0.2%
San Francisco	12,764	14.0%	2,291	95.7%	8.5%	(1.9%)	14.1%	7.9%	0.5%
Los Angeles	11,139	10.7%	2,109	95.6%	4.4%	0.2%	6.8%	4.4%	0.0%
Boston	7,722	10.3%	2,833	95.8%	3.5%	3.1%	3.7%	2.7%	0.7%
South Florida	10,537	7.3%	1,578	95.6%	4.7%	2.1%	6.3%	4.3%	0.3%
Seattle	7,430	6.3%	1,823	95.6%	7.2%	4.2%	8.7%	7.0%	0.1%
Denver	6,935	4.8%	1,378	95.8%	7.3%	0.7%	10.1%	7.3%	0.0%
San Diego	3,505	3.3%	1,954	95.8%	4.4%	3.3%	4.9%	4.0%	0.3%
Orange County, CA	3,490	3.1%	1,768	95.8%	4.9%	0.0%	7.0%	4.7%	0.1%
Subtotal – Core	91,405	95.3%	2,254	95.6%	4.1%	1.7%	5.4%	3.9%	0.2%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,552	95.7%	3.8%	3.9%	3.8%	3.3%	0.4%
Orlando	2,567	1.3%	1,180	95.3%	2.0%	2.3%	1.9%	2.8%	(0.7%)
All Other Markets	2,633	1.1%	1,118	96.3%	3.3%	1.6%	4.9%	2.1%	1.2%
Subtotal – Non-Core	8,281	4.7%	1,299	95.8%	3.2%	2.7%	3.5%	2.9%	0.3%

Total	99,686	100.0%	$2,174	95.7%	4.1%	1.7%	5.3%	3.8%	0.3%

Note: Same store results/statistics include 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2014 Earnings Release	13

Equity Residential

Third Quarter 2014 vs. Third Quarter 2013
Same Store Operating Expenses for 100,196 Same Store Apartment Units
$ in thousands
					% of Actual Q3 2014 Operating Expenses

	Actual Q3 2014	Actual Q3 2013	$ Change	% Change

Real estate taxes	$72,075	$68,851	$3,224	4.7%	34.1%
On-site payroll (1)	46,022	44,860	1,162	2.6%	21.8%
Utilities (2)	30,377	30,778	(401)	(1.3%)	14.4%
Repairs and maintenance (3)	27,075	27,393	(318)	(1.2%)	12.8%
Property management costs (4)	18,440	20,150	(1,710)	(8.5%)	8.7%
Insurance	6,199	6,271	(72)	(1.1%)	2.9%
Leasing and advertising	2,861	3,070	(209)	(6.8%)	1.4%
Other on-site operating expenses (5)	8,295	8,708	(413)	(4.7%)	3.9%

Same store operating expenses	$211,344	$210,081	$1,263	0.6%	100.0%

September YTD 2014 vs. September YTD 2013
Same Store Operating Expenses for 99,686 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2014 Operating Expenses

	Actual YTD 2014	Actual YTD 2013	$ Change	% Change

Real estate taxes	$217,227	$205,572	$11,655	5.7%	34.3%
On-site payroll (1)	134,810	134,225	585	0.4%	21.3%
Utilities (2)	96,469	91,946	4,523	4.9%	15.2%
Repairs and maintenance (3)	77,368	77,320	48	0.1%	12.2%
Property management costs (4)	55,942	59,140	(3,198)	(5.4%)	8.8%
Insurance	18,532	18,741	(209)	(1.1%)	2.9%
Leasing and advertising	7,862	9,142	(1,280)	(14.0%)	1.2%
Other on-site operating expenses (5)	25,866	27,212	(1,346)	(4.9%)	4.1%

Same store operating expenses	$634,076	$623,298	$10,778	1.7%	100.0%

Note: Same store operating results include the stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

3rd Quarter 2014 Earnings Release	14

Equity Residential

Debt Summary as of September 30, 2014
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$5,090,960	46.5%	4.24%	7.8
Unsecured	5,866,646	53.5%	4.81%	7.9

Total	$10,957,606	100.0%	4.55%	7.8

Fixed Rate Debt:
Secured – Conventional	$4,356,597	39.8%	4.86%	6.2
Unsecured – Public	4,973,559	45.3%	5.47%	8.6

Fixed Rate Debt	9,330,156	85.1%	5.18%	7.5

Floating Rate Debt:
Secured – Conventional	7,985	0.1%	2.19%	19.3
Secured – Tax Exempt	726,378	6.6%	0.66%	16.5
Unsecured – Public (2)	447,087	4.1%	1.22%	4.8
Unsecured – Revolving Credit Facility	446,000	4.1%	0.99%	3.5

Floating Rate Debt	1,627,450	14.9%	0.97%	9.7

Total	$10,957,606	100.0%	4.55%	7.8

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2014.

(2) Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

Note: The Company capitalized interest of approximately $38.1 million and $32.9 million during the nine months ended September 30, 2014 and 2013, respectively. The Company capitalized interest of approximately $13.1 million and $12.9 million during the quarters ended September 30, 2014 and 2013, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of September 30, 2014
(Amounts in thousands)
						Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)	Floating Rate (1)
Year				Total	% of Total

2014	$2,956	$—		$2,956	0.0%	5.39%	5.39%
2015	408,712	—		408,712	3.7%	6.32%	6.32%
2016	1,193,107	—		1,193,107	10.9%	5.34%	5.34%
2017	1,346,581	456		1,347,037	12.3%	6.16%	6.16%
2018	84,197	543,659	(2)	627,856	5.7%	5.61%	1.59%
2019	806,471	468,281		1,274,752	11.7%	5.48%	3.76%
2020	1,678,413	809		1,679,222	15.3%	5.49%	5.49%
2021	1,195,041	856		1,195,897	10.9%	4.63%	4.64%
2022	228,716	905		229,621	2.1%	3.17%	3.18%
2023	1,302,847	956		1,303,803	11.9%	3.75%	3.75%
2024+	1,046,561	674,988		1,721,549	15.7%	4.99%	3.22%
Premium/(Discount)	36,554	(63,460)		(26,906)	(0.2%)	N/A	N/A

Total	$9,330,156	$1,627,450		$10,957,606	100.0%	5.14%	4.46%

(1) Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2014.

(2) Includes $446.0 million outstanding on the Company's unsecured revolving credit facility. As of September 30, 2014, there was approximately $2.01 billion available on this facility.

3rd Quarter 2014 Earnings Release	15

Equity Residential
Unsecured Debt Summary as of September 30, 2014
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	6.584%	04/13/15		$300,000	$(55)	$299,945
	5.125%	03/15/16		500,000	(76)	499,924
	5.375%	08/01/16		400,000	(340)	399,660
	5.750%	06/15/17		650,000	(1,399)	648,601
	7.125%	10/15/17		150,000	(197)	149,803
	2.375%	07/01/19	(1)	450,000	(428)	449,572
Fair Value Derivative Adjustments			(1)	(450,000)	428	(449,572)
	4.750%	07/15/20		600,000	(2,632)	597,368
	4.625%	12/15/21		1,000,000	(2,731)	997,269
	3.000%	04/15/23		500,000	(3,782)	496,218
	7.570%	08/15/26		140,000	—	140,000
	4.500%	07/01/44		750,000	(5,229)	744,771

				4,990,000	(16,441)	4,973,559
Floating Rate Notes:
		07/01/19	(1)	450,000	(428)	449,572
Fair Value Derivative Adjustments		07/01/19	(1)	(2,485)	—	(2,485)

				447,515	(428)	447,087

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(2)(3)	446,000	—	446,000

Total Unsecured Debt				$5,883,515	$(16,869)	$5,866,646

(1)	Fair value interest rate swaps convert the $450.0 million 2.375% notes due July 1, 2019 to a floating interest rate of 90-Day LIBOR plus 0.61%.

(2)	Facility is private. All other unsecured debt is public.

(3)
Represents the Company's $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of September 30, 2014, there was approximately $2.01 billion available on this facility.

3rd Quarter 2014 Earnings Release	16

Equity Residential

Selected Unsecured Public Debt Covenants

		September 30, 2014	June 30, 2014

	Total Debt to Adjusted Total Assets (not to exceed 60%)	39.7%	40.4%

	Secured Debt to Adjusted Total Assets (not to exceed 40%)	18.4%	18.8%

	Consolidated Income Available for Debt Service to
	Maximum Annual Service Charges
	(must be at least 1.5 to 1)	3.23	3.02

	Total Unsecured Assets to Unsecured Debt	329.5%	320.1%
	(must be at least 150%)

Note:	These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

Selected Credit Ratios (1)

		September 30, 2014	June 30, 2014

	Total debt to Normalized EBITDA	6.67x	6.87x
	Net debt to Normalized EBITDA	6.63x	6.80x

Note:	See page 27 for the footnote referenced above and the Normalized EBITDA reconciliations.

3rd Quarter 2014 Earnings Release	17

Equity Residential

Capital Structure as of September 30, 2014
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$5,090,960	46.5%
Unsecured Debt			5,866,646	53.5%

Total Debt			10,957,606	100.0%	32.0%

Common Shares (includes Restricted Shares)	362,208,087	96.2%
Units (includes OP Units and LTIP Units)	14,325,066	3.8%

Total Shares and Units	376,533,153	100.0%
Common Share Price at September 30, 2014	$61.58
			23,186,912	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			23,236,912	100.0%	68.0%

Total Market Capitalization			$34,194,518		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of September 30, 2014
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

3rd Quarter 2014 Earnings Release	18

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q3 2014	YTD Q3 2013	Q3 2014	Q3 2013

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	360,899,649	352,413,769	361,409,492	359,811,378
Shares issuable from assumed conversion/vesting of (1):
- OP Units	13,726,267	—	13,706,359	—
- long-term compensation shares/units	2,602,231	—	2,838,523	—

Total Common Shares and Units - diluted (1)	377,228,147	352,413,769	377,954,374	359,811,378

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	360,899,649	352,413,769	361,409,492	359,811,378
OP Units - basic	13,726,267	13,736,059	13,706,359	13,735,575

Total Common Shares and OP Units - basic	374,625,916	366,149,828	375,115,851	373,546,953
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,602,231	2,461,479	2,838,523	2,336,330

Total Common Shares and Units - diluted	377,228,147	368,611,307	377,954,374	375,883,283

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	362,208,087	360,395,959
Units (includes OP Units and LTIP Units)	14,325,066	14,200,376

Total Shares and Units	376,533,153	374,596,335

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the nine months and quarter ended September 30, 2013.

3rd Quarter 2014 Earnings Release	19

Equity Residential
Partially Owned Entities as of September 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development (4)			Held for and/or Under Development (4)	Completed, Not Stabilized (5)	Operating

		Operating	Total				Total

Total projects (1)	—	19	19	—	1	3	4

Total apartment units (1)	—	3,771	3,771	—	444	1,225	1,669

Operating information for the nine months ended 9/30/14 (at 100%):
Operating revenue	$—	$65,565	$65,565	$—	$6,874	$14,499	$21,373
Operating expenses	—	19,390	19,390	159	2,486	5,442	8,087

Net operating income (loss)	—	46,175	46,175	(159)	4,388	9,057	13,286
Depreciation	—	16,202	16,202	—	4,903	6,102	11,005
General and administrative/other	1	34	35	—	1	205	206

Operating (loss) income	(1)	29,939	29,938	(159)	(516)	2,750	2,075
Interest and other income	—	10	10	—	—	—	—
Other expenses	—	(54)	(54)	—	—	—	—
Interest:
Expense incurred, net	—	(11,708)	(11,708)	—	(3,905)	(3,422)	(7,327)
Amortization of deferred financing costs	—	(266)	(266)	—	—	(81)	(81)

(Loss) income before income and other taxes and (loss) from investments in unconsolidated entities

	(1)	17,921	17,920	(159)	(4,421)	(753)	(5,333)
Income and other tax (expense) benefit	—	(45)	(45)	—	(7)	—	(7)
(Loss) from investments in unconsolidated entities	—	(1,273)	(1,273)	—	—	—	—
Net (loss) income	$(1)	$16,603	$16,602	$(159)	$(4,428)	$(753)	$(5,340)

Debt - Secured (2):
EQR Ownership (3)	$—	$282,048	$282,048	$1,282	$19,359	$43,830	$64,471
Noncontrolling Ownership	—	78,344	78,344	24,349	77,434	67,970	169,753

Total (at 100%)	$—	$360,392	$360,392	$25,631	$96,793	$111,800	$234,224

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $25.6 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 21 for consolidated projects and Projects Under Development - Unconsolidated on page 22 for further information.

(5)
Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing. See Projects Completed, Not Stabilized - Unconsolidated on page 22 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $73.5 million at September 30, 2014. The ventures are owned 60% by the Company and 40% by AVB.

3rd Quarter 2014 Earnings Release	20

Equity Residential
Consolidated Development and Lease-Up Projects as of September 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	$54,037	$40,563	$40,563	$—	70%	—	—	Q1 2015	Q3 2015
170 Amsterdam (2)	New York, NY	236	110,892	86,175	86,175	—	80%	—	—	Q1 2015	Q1 2016
Azure (at Mission Bay)	San Francisco, CA	273	189,090	125,001	125,001	—	57%	—	—	Q3 2015	Q4 2016
West Seattle	Seattle, WA	206	67,112	34,967	34,967	—	38%	—	—	Q4 2015	Q3 2016
Tallman	Seattle, WA	303	84,277	45,597	45,597	—	43%	—	—	Q4 2015	Q2 2017
Village at Howard Hughes	Los Angeles, CA	545	193,231	74,459	74,459	—	11%	—	—	Q2 2016	Q2 2017
Millikan	Irvine, CA	344	102,331	35,807	35,807	—	8%	—	—	Q2 2016	Q3 2017
Potrero	San Francisco, CA	453	224,474	58,787	58,787	—	5%	—	—	Q2 2016	Q3 2017
Tasman	San Jose, CA	554	214,923	100,255	100,255	—	35%	—	—	Q2 2016	Q2 2018
340 Fremont (formerly Rincon Hill)	San Francisco, CA	348	287,454	87,990	87,990	—	16%	—	—	Q3 2016	Q1 2018
2nd & Pine (3)	Seattle, WA	398	214,742	31,612	31,612	—	1%	—	—	Q3 2017	Q2 2019
Projects Under Development - Wholly Owned		3,748	1,742,563	721,213	721,213	—

Projects Under Development - Partially Owned:
Prism at Park Avenue South (4)	New York, NY	269	251,961	215,039	215,039	—	87%	—	—	Q2 2015	Q1 2016
Projects Under Development - Partially Owned		269	251,961	215,039	215,039	—

Projects Under Development		4,017	1,994,524	936,252	936,252	—

Completed Not Stabilized - Wholly Owned (5):
Reserve at Town Center III	Mill Creek, WA	95	21,330	21,251	—	—		99%	98%	Completed	Q4 2014
Elevé (6)	Glendale, CA	208	70,500	70,500	—	—		97%	93%	Completed	Q4 2014
Park Aire (formerly Enclave at Wellington)	Wellington, FL	268	49,000	48,713	—	—		88%	85%	Completed	Q1 2015
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	113,072	111,433	—	—		93%	89%	Completed	Q2 2015
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	89,062	—	—		91%	85%	Completed	Q2 2015
Urbana (formerly Market Street Landing)	Seattle, WA	287	89,024	86,914	—	—		79%	77%	Completed	Q2 2015
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	127,292	123,073	—	—		58%	50%	Completed	Q2 2015
Projects Completed Not Stabilized - Wholly Owned		1,750	563,138	550,946	—	—

Projects Completed Not Stabilized		1,750	563,138	550,946	—	—

Completed and Stabilized During the Quarter - Wholly Owned:
Breakwater at Marina Del Rey (2)	Marina Del Rey, CA	224	87,669	87,613	—	—		99%	98%	Completed	Stabilized
Oasis at Delray Beach II	Delray Beach, FL	128	21,979	21,960	—	—		95%	93%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		352	109,648	109,573	—	—

Projects Completed and Stabilized During the Quarter		352	109,648	109,573	—	—

Total Consolidated Projects		6,119	$2,667,310	$1,596,771	$936,252	$—

Land Held for Development		N/A	N/A	$279,139	$279,139	$—
							Total Capital Cost (1)	Q3 2014 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$1,994,524	$125
Completed Not Stabilized							563,138	4,916
Completed and Stabilized During the Quarter							109,648	1,537
Total Consolidated Development NOI Contribution							$2,667,310	$6,578

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			170 Amsterdam and Breakwater at Marina Del Rey – The land under these projects are subject to long term ground leases.
(3)
2nd & Pine – Includes an adjacent land parcel on which certain improvements including a portion of a parking structure will be constructed as part of the development of this project. The Company may eventually construct an additional apartment tower on this site or sell a portion of the garage and the related air rights.

(4)
Prism at Park Avenue South – The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $110.0 million for their allocated share of the project.

(5)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.
(6)
Elevé – The Company acquired this project during the second quarter of 2014, prior to stabilization, and has completed lease-up activities, with stabilization expected to occur in the fourth quarter of 2014.

3rd Quarter 2014 Earnings Release	21

Equity Residential
Unconsolidated Development and Lease-Up Projects as of September 30, 2014
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Unconsolidated:
Parc on Powell (formerly 1333 Powell) (2)	Emeryville, CA	5.0%	176	$75,000	$61,037	$61,037	$25,631	77%	—	—	Q1 2015	Q4 2015
Projects Under Development - Unconsolidated			176	75,000	61,037	61,037	25,631

Projects Under Development			176	75,000	61,037	61,037	25,631

Completed Not Stabilized - Unconsolidated (3):
Domain (4)	San Jose, CA	20.0%	444	155,820	155,362	—	96,793		89%	87%	Completed	Q1 2015
Projects Completed Not Stabilized - Unconsolidated			444	155,820	155,362	—	96,793

Projects Completed Not Stabilized			444	155,820	155,362	—	96,793

Completed and Stabilized During the Quarter - Unconsolidated:
Nexus Sawgrass (formerly Sunrise Village) (4)	Sunrise, FL	20.0%	501	78,640	78,622	—	48,633		97%	95%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Unconsolidated			501	78,640	78,622	—	48,633

Projects Completed and Stabilized During the Quarter			501	78,640	78,622	—	48,633

Total Unconsolidated Projects			1,121	$309,460	$295,021	$61,037	$171,057

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
Parc on Powell – Construction of this project is being partially funded with a construction loan that has a maximum debt commitment of $39.5 million, bears interest at LIBOR plus 2.25% and matures August 14, 2015. The Company has given a repayment guaranty on the construction loan of 50% of the outstanding balance, up to a maximum of $19.7 million, and has given certain construction cost overrun guarantees.

(3)				Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(4)
Nexus Sawgrass and Domain – These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $234.5 million and construction was predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company was responsible for constructing the projects and had given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $48.7 million, the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

3rd Quarter 2014 Earnings Release	22

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2014
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	99,686	$77,368	$776	$62,306	$625	$139,674	$1,401	$63,691	$639	$65,546	$658	$129,237	$1,297	(9)	$268,911	$2,698

Non-Same Store Properties (7)	4,727	1,943	537	1,249	345	3,192	882	182	50	3,165	875	3,347	925		6,539	1,807

Other (8)	—	885		753		1,638		408		189		597			2,235

Total	104,413	$80,196		$64,308		$144,504		$64,281		$68,900		$133,181			$277,685

(1)
Total Apartment Units - Excludes 1,669 unconsolidated apartment units and 5,005 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $37.5 million spent during the nine months ended September 30, 2014 on apartment unit renovations/rehabs (primarily kitchens and baths) on 4,416 same store apartment units (equating to about $8,500 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2014, the Company expects to spend approximately $50.0 million for all unit renovation/rehab costs (primarily on same store properties) at a weighted average cost of $8,500 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)
Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2013, less properties subsequently sold. Also includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2013 and 2014, plus any properties in lease-up and not stabilized as of January 1, 2013, but excludes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. Per apartment unit amounts are based on a weighted average of 3,618 apartment units.

(8)		Other - Primarily includes expenditures for properties sold.

(9)
For 2014, the Company estimates that it will spend approximately $1,700 per apartment unit of capital expenditures, inclusive of apartment unit renovation/rehab costs, or $1,200 per apartment unit excluding apartment unit renovation/rehab costs.

3rd Quarter 2014 Earnings Release	23

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2014	2013	2014	2013

REVENUES
Rental income	$1,218	$119,191	$(57)	$11,235

Total revenues	1,218	119,191	(57)	11,235

EXPENSES (1)
Property and maintenance	(125)	35,571	(84)	4,122
Real estate taxes and insurance	146	11,602	152	735
Property management	—	1	—	—
Depreciation	—	33,864	—	2,902
General and administrative	59	77	8	4

Total expenses	80	81,115	76	7,763

Discontinued operating income (loss)	1,138	38,076	(133)	3,472

Interest and other income	152	156	72	66
Other expenses	—	(3)	—	—
Interest (2):
Expense incurred, net	—	(1,276)	—	(18)
Amortization of deferred financing costs	—	(228)	—	—
Income and other tax (expense) benefit	(13)	(504)	—	(41)

Discontinued operations	1,277	36,221	(61)	3,479
Net gain on sales of discontinued operations	223	1,990,577	(1)	401,703

Discontinued operations, net	$1,500	$2,026,798	$(62)	$405,182

Note: The amounts included in discontinued operations for the nine months and quarter ended September 30, 2014 represent trailing activity for properties sold in 2013 and prior years.

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.

3rd Quarter 2014 Earnings Release	24

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q3 2014
	to Actual Q3 2014

	Amounts	Per Share
Guidance Q3 2014 Normalized FFO - Diluted (2) (3)	$299,727	$0.794
Property NOI	8,966	0.023
Other	507	0.001

Actual Q3 2014 Normalized FFO - Diluted (2) (3)	$309,200	$0.818
_________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2014	2013	Variance	2014	2013	Variance
Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone direct acquisition costs (other expenses) (A)	(1)	19,741	(19,742)	6	182	(176)
Archstone indirect costs (loss from investments in unconsolidated entities) (B)	6,370	54,781	(48,411)	121	1,771	(1,650)
Property acquisition costs (other expenses)	278	203	75	135	21	114
Write-off of pursuit costs (other expenses)	2,067	3,969	(1,902)	575	604	(29)
Property acquisition costs and write-off of pursuit costs	8,714	78,694	(69,980)	837	2,578	(1,741)

Prepayment premiums/penalties (interest expense)	—	71,443	(71,443)	—	—	—
Write-off of unamortized deferred financing costs (interest expense)	604	4,126	(3,522)	22	—	22
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	—	3,251	(3,251)	—	—	—
(Gain) due to ineffectiveness of forward starting swaps (interest expense)	(91)	—	(91)	—	—	—
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	513	78,820	(78,307)	22	—	22

Net (gain) loss on sales of land parcels	(1,846)	(12,179)	10,333	(1,052)	2,437	(3,489)
Net incremental (gain) on sales of condominium units	—	(7)	7	—	—	—
(Gain) on sale of Equity Corporate Housing (ECH)	—	(709)	709	—	(108)	108
(Gain) on sale of investment securities	(57)	(830)	773	—	(830)	830
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(1,903)	(13,725)	11,822	(1,052)	1,499	(2,551)

Write-off of unamortized retail lease intangibles (rental income)	(147)	—	(147)	—	—	—
Insurance/litigation settlement or reserve income (interest and other income)	(2,761)	—	(2,761)	(419)	—	(419)
Insurance/litigation settlement or reserve expense (other expenses)	4,099	3,361	738	4,000	3,361	639
Other miscellaneous non-comparable items	1,191	3,361	(2,170)	3,581	3,361	220

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$8,515	$147,150	$(138,635)	$3,388	$7,438	$(4,050)

(A) Archstone direct acquisition costs primarily includes items such as investment banking and legal/accounting fees that were incurred directly by the Company.

(B) Archstone indirect costs primarily includes the Company's 60% share of items such as severance and retention obligations, office leases and German operations/sales that were incurred indirectly through the Company's interest in unconsolidated joint ventures with AvalonBay.

Note: See page 28 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2014 Earnings Release	25

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 28 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2014 Normalized FFO Guidance (per share diluted)

	Q4 2014	2014

Expected Normalized FFO (2) (3)	$0.81 to $0.83	$3.12 to $3.14

2014 Same Store Assumptions

Physical occupancy		95.6%
Revenue change		4.1%
Expense change		2.2%
NOI change		5.1%

(Note: The same store guidance above includes 18,465 stabilized apartment units acquired in the Archstone acquisition that are owned and managed by the Company. 25 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2014 Transaction Assumptions

Consolidated rental acquisitions		$500.0 million
Consolidated rental dispositions		$500.0 million
Capitalization rate spread		100 basis points

2014 Debt Assumptions

Weighted average debt outstanding		$11.0 billion
Weighted average interest rate (reduced for capitalized interest)		4.18%
Interest expense		$460 million

2014 Other Guidance Assumptions

General and administrative expense		$51.0 million
Interest and other income		$0.7 million
Income and other tax expense		$2.0 million
Debt offerings		No additional amounts budgeted
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		377.5 million

3rd Quarter 2014 Earnings Release	26

Equity Residential
Normalized EBITDA Reconciliations
(Amounts in thousands)

Normalized EBITDA Reconciliations for Page 17

	Trailing Twelve Months		2014			2013
	September 30, 2014	June 30, 2014	Q3	Q2	Q1	Q4	Q3
Net income	$547,512	$708,039	$231,190	$117,720	$82,732	$115,870	$391,717
Interest expense incurred, net (includes discontinued operations)	496,646	498,448	118,251	115,924	113,049	149,422	120,053
Amortization of deferred financing costs (includes discontinued operations)	15,115	16,822	2,628	3,134	2,792	6,561	4,335
Depreciation (includes discontinued operations)	749,028	838,168	190,469	190,136	185,167	183,256	279,609
Income and other tax expense (benefit) (includes discontinued operations)	948	1,221	260	648	251	(211)	533
Archstone direct acquisition costs (other expenses)	122	298	6	23	(30)	123	182
Property acquisition costs (other expenses)	388	274	135	94	49	110	21
Write-off of pursuit costs (other expenses)	3,282	3,311	575	1,040	452	1,215	604
Loss from investments in unconsolidated entities	10,608	12,641	1,176	7,616	1,409	407	3,209
Net (gain) loss on sales of land parcels	(1,894)	1,595	(1,052)	(824)	30	(48)	2,437
(Gain) on sale of investment securities	(3,430)	(4,260)	—	(36)	(21)	(3,373)	(830)
Write-off of unamortized retail lease intangibles (rental income)	(2,293)	(2,293)	—	(147)	—	(2,146)	—
Insurance/litigation settlement or reserve income (interest and other income)	(2,761)	(2,342)	(419)	(1,879)	(463)	—	—
Insurance/litigation settlement or reserve expense (other expenses)	4,349	3,710	4,000	99	—	250	3,361
Net (gain) loss on sales of discontinued operations	(46,151)	(447,855)	1	(153)	(71)	(45,928)	(401,703)
Net (gain) on sales of real estate properties	(128,544)	(14,903)	(113,641)	(14,903)	—	—	—
Normalized EBITDA (1)	$1,642,925	$1,612,874	$433,579	$418,492	$385,346	$405,508	$403,528

Balance Sheet Items:	September 30, 2014	June 30, 2014
Total debt (1)	$10,957,606	$11,082,043
Cash and cash equivalents	(31,478)	(76,132)
Mortgage principal reserves/sinking funds	(39,425)	(37,448)
Net debt (1)	$10,886,703	$10,968,463

(1) Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are important metrics in evaluating the credit strength of the Company and its ability to service its debt obligations. The Company believes that Normalized EBITDA, total debt to Normalized EBITDA and net debt to Normalized EBITDA are useful to investors, creditors and rating agencies because they allow investors to compare the Company's credit strength to prior reporting periods and to other companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual credit quality.

3rd Quarter 2014 Earnings Release	27

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 6, 25 and 26
			Expected Q4 2014 Per Share	Expected 2014 Per Share
	Expected Q3 2014
	Amounts	Per Share

Expected Earnings - Diluted (5)	$262,377	$0.695	$0.57 to $0.59	$1.71 to $1.73
Add: Expected depreciation expense	190,200	0.504	0.51	2.00
Less: Expected net gain on sales (5)	(154,315)	(0.409)	(0.27)	(0.61)

Expected FFO - Diluted (1) (3)	298,262	0.790	0.81 to 0.83	3.10 to 3.12

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	1,442	0.004	—	0.03
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	23	—	—	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	—	—	—	(0.01)
Other miscellaneous non-comparable items	—	—	—	—

Expected Normalized FFO - Diluted (2) (3)	$299,727	$0.794	$0.81 to $0.83	$3.12 to $3.14

Definitions and Footnotes for Pages 6, 25 and 26

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The Company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the Company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 10

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2014 and the Third Quarter 2014 Same Store Properties:

	Nine Months Ended September 30,		Quarter Ended September 30,
	2014	2013	2014	2013

Operating income	$670,825	$288,619	$243,269	$120,396
Adjustments:
Archstone pre-ownership operating results	—	55,694	—	—
Non-same store operating results	(43,937)	(16,079)	(18,373)	(9,961)
Fee and asset management revenue	(7,596)	(7,399)	(2,077)	(2,566)
Fee and asset management expense	4,293	4,739	1,253	1,516
Depreciation	565,772	796,233	190,469	276,707
General and administrative	41,296	47,017	9,968	14,437

Same store NOI	$1,230,653	$1,168,824	$424,509	$400,529

3rd Quarter 2014 Earnings Release	28